PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                REGISTRATION No. 333-37742


                            COR THERAPEUTICS, INC.

    $300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due

March 1, 2007 and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

  This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:



                                                                                                                      COMMON
                                                                                  SHARES OF                         STOCK OWNED
                                                         PRINCIPAL AMOUNT        COMMON STOCK                    AFTER COMPLETION
                                                             OF NOTES            BENEFICIALLY      COMMON STOCK        OF
NAME                                                        OFFERED(1)             OWNED(2)          OFFERED         OFFERING
                                                         ----------------        ------------      ------------  ----------------
AAM/Zazove Institutional Income Fund, L.P.                       625,000             18,503              18,503            0
AIG/National Union Fire Insurance                                280,000              8,289               8,289            0
AIG SoundShore Holdings Ltd.                                   2,210,000             65,428              65,428            0
AIG SoundShore Opportunity Holdings Fund Ltd                   2,210,000             65,428              65,428            0
AIG SoundShore Strategic Holdings Fund Ltd                       580,000             17,171              17,171            0
Allstate Insurance Company                                       520,000             15,394(3)           15,394         34,200
Argent Classic Convertible Arbitrage Fund L.P.                 6,250,000            185,035             185,035            0
Argent Classic Convertible Arbitrage Fund (Bermuda)            1,500,000             44,408              44,408            0
 L.P.
Argent Convertible Arbitrage Fund Ltd                          1,000,000             29,605              29,605            0
BP. Amoco Plc. Master Trust                                    2,035,000             60,247              60,247            0
Castle Convertible Fund, Inc.                                    500,000             14,802              14,802            0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd           1,946,000             57,612              57,612            0
 4/1/89
Deutsche Banc Alex Brown Inc.                                 12,714,000            376,405             376,405            0
Estate of James Campbell                                         580,000             17,171              17,171            0
Georges et/ou Maya Andraos                                       100,000              2,960               2,960            0
GLG Market Neutral Fund                                        2,000,000             59,211              59,211            0
Global Bermuda Limited Partnership                             1,000,000             29,605              29,605            0
Goldman Sachs & Co.(4)                                           125,000              3,700               3,700            0
Grace Brothers, LTD                                            1,500,000             44,408              44,408            0
Hawaiian Airlines Pension Plan for Salaried Employees              5,000                148                 148            0
Highbridge International LLC                                   9,200,000            272,371             272,371            0
Island Holdings                                                   15,000                444                 444            0
ITG. Inc.                                                        110,000              3,256               3,256            0

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

Jefferies & Company                                              250,000              7,401               7,401            0
JMG Capital Partners, LP                                       8,500,000            251,647             251,647            0
JMG Triton Offshore Fund, Ltd.                                   750,000             22,204              22,204            0
KBC Financial Products                                         4,500,000            133,225             133,225            0
Lakeshore International Ltd                                    2,000,000             59,211              59,211            0
LDG Limited                                                      125,000              3,700               3,700            0
Lexington Vantage Fund                                            50,000              1,480               1,480            0
Lipper Convertibles, L.P.                                      5,400,000            159,870             159,870            0
Lipper Offshore Convertibles, L.P.                               500,000             14,802              14,802            0
Lyxor Master Fund                                              1,250,000             37,007              37,007            0
Mainstay Convertible Fund                                      1,250,000             37,007              37,007            0
McMahan Securities Company L.P.                                  109,000              3,227               3,227            0
Museum of Fine Arts, Boston                                       10,000                296                 296            0
Nalco Chemical Company                                           100,000              2,960               2,960            0
New York Life Insurance Company                                3,500,000            103,619             103,619            0
Parker-Hannifin Corporation                                       35,000              1,036               1,036            0
Pioneer High Yield Fund                                          300,000              8,881               8,881            0
ProMutual                                                         74,000              2,190               2,190            0
Putnam Asset Allocation Funds-Balanced Portfolio                 139,000              4,115               4,115            0
Putnam Asset Allocation Funds-Conservative Portfolio              89,000              2,634               2,634            0
Putnam Convertible Income-Growth Trust                         2,024,000             59,921              59,921            0
Putnam Convertible Opportunities and Income Trust                 59,000              1,746               1,746            0
Robertson Stephens(5)                                          3,500,000            103,619             103,619            0
Sage Capital                                                     100,000              2,960               2,960            0
Salomon Brothers Asset Management , Inc.                       4,150,000            122,863             122,843            0
San Diego County Employees Retirement Association              1,995,000             59,063              59,063            0
Starvest Combined Portfolio                                      340,000             10,065              10,065            0
TQA Master Fund, Ltd.                                          1,850,000             54,770              54,770            0
TQA Master Plus Fund, Ltd.                                       400,000             11,842              11,842            0
Value Line Convertible Fund, Inc.                                500,000             14,802              14,802            0
Zola Partners, L.P.                                            1,500,000             44,408              44,408            0
Zurich HFR Master Hedge Fund Index Ltd                           100,000              2,960               2,960            0
Zurich HFR Master Hedge Fund Index Ltd Global                    100,000              2,960               2,960            0
Zurich HFR Mstr Hdg Fund                                          75,000              2,220               2,220            0



(1) Unless otherwise noted, the principal amount offered equals the principal amount beneficially owned.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

(3) Includes 20,000 shares held by Allstate Insurance Company, 1,500 shares held by Allstate Life Insurance Company, 900 shares held by Allstate New Jersey Insurance Company, 3,500 shares held by Allstate Agents Pension Plan and 8,300 shares held by Allstate Retirement Plan.

(4) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

(5) Robertson Stephens was an initial purchaser of the notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

            The date of this Prospectus Supplement is July 20, 2001.

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